Exhibit 23.1

Deloitte S.L.
America Vespucio, 13
Isla de Ia Cartuja
41092 Sevilla
Espana

Tel.: +34 954 48 93 00
Fax: +34 954 48 93 10
www.deloitte.es

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.8 to the Registration Statement on Form F-1 of our report dated February 21, 2013 relating to the consolidated financial statements of Abengoa, S.A. as of aud for the year ended December 31, 2012 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

DELOITTE, S.L.

Seville, Spain

June 27,2013